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                                                                     EXHIBIT 5.1


                          [KING & SPALDING LETTERHEAD]



                                 June 14, 2001




Universal Compression Holdings, Inc.
4440 Brittmoore Road
Houston, Texas 77041


     Re:   Registration Statement on Form S-3 of
           Universal Compression Holdings, Inc. (File No. 333-61774)


Ladies and Gentlemen:


           We have acted as counsel to Universal Compression Holdings, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (File No. 333-61774) (the "Registration Statement") pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Act"), the offering of up to an aggregate of 5,175,000 shares of common stock, $.01 par value ("Common Stock"). Pursuant to the Registration Statement and a purchase agreement to be entered into by and among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc., First Union Securities, Inc., Lehman Brothers Inc., Howard Weil, a division of Legg Mason Wood Walker, Inc., and Simmons & Company International (the "Underwriters") and certain of the Company's stockholders (the "Selling Stockholders"), the Company proposes to issue and sell to the Underwriters up to 1,725,000 shares of Common Stock (the "Company Shares") and the Selling Stockholders propose to sell to the Underwriters up to 3,450,000 shares of Common Stock (the "Selling Stockholder Shares").


           We are rendering this opinion as of the time the Registration Statement becomes effective in accordance with Section 8(a) of the Act.

           In connection with the opinion expressed herein, we have assumed that the Registration Statement will have become effective and the shares of Common Stock covered by this opinion will be issued (to the extent not already issued) and sold in compliance with the prospectus included in the Registration Statement and with the purchase agreement.


           As such counsel, we have examined and relied upon such records, documents, certificates, schedules and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents



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Universal Compression Holdings, Inc.
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of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

           This opinion is limited in all respects to the General Corporation Law of the State of Delaware, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

           Based upon the foregoing, we are of the opinion that the Company Shares to be sold by the Company under the circumstances contemplated in the Registration Statement are duly authorized and, when delivered pursuant to the purchase agreement, will be validly issued, fully paid and nonassessable. Furthermore, we are of the opinion that the Selling Stockholder Shares to be sold by the Selling Stockholders under the circumstances contemplated in the Registration Statement have been duly authorized, validly issued and fully paid and are nonassessable.



           This opinion is given as of the date hereof, and we assume no obligation to update this opinion to reflect any fact or circumstance that may hereafter come to our attention or any change in law or regulation that may hereafter occur.

           We consent to the filing of this opinion as an exhibit to the Registration Statement and to the incorporation by reference of this opinion and consent in any registration statement that may be filed to register additional shares of Common Stock pursuant to Rule 462(b) promulgated under the Act, and to the reference to us under the caption "Legal Matters" in the prospectus that forms a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                              Very truly yours,



                                              /s/ KING & SPALDING
                                              -------------------
                                              King & Spalding